Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President, Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Reports Strong Fourth Quarter and Full Year 2010 Results
          ST. LOUIS, February 16, 2011 — Express Scripts, Inc. (Nasdaq: ESRX) announced 2010 fourth quarter and full year net income from continuing operations of $329.6 million and $1,204.6 million, or $0.62 and $2.21 per diluted share, respectively. Adjusted earnings per share, as detailed in Table 4 were $0.71 and $2.50 per diluted share for the fourth quarter and full year, respectively.
          “2010 was a transformational year for Express Scripts,” stated George Paz, chief executive officer and chairman. “During the year, we completed the migration of NextRx membership to our systems while continuing to serve existing clients and patients. In the first quarter, we will decommission the NextRx systems and complete the rationalization of our operational footprint. Our strong fourth quarter and full year results demonstrate our ability to successfully execute our business model of alignment that optimizes health outcomes while driving out waste.”
Fourth Quarter 2010 Review (2010 data reflected on an adjusted basis. See Tables 2 and 3)
•	Total adjusted claims of 191.3 million, up 24% from 2009

•	Gross profit of $833.7 million, up 18% from 2009

•	EBITDA of $658.9 million, up 35% from 2009

•	EBITDA per adjusted claim of $3.44, up 9% from 2009
Full Year 2010 Review (2010 data reflected on an adjusted basis. See Tables 2 and 3)
•	Total adjusted claims of 753.9 million, up 42% from 2009

•	Gross profit of $3,136.7 million, up 29% from 2009

•	EBITDA of $2,408.2 million, up 42% from 2009

•	EBITDA per adjusted claim of $3.19, consistent with 2009

•	Year to date net cash flow from operations of $2,117.4 million, up 20% from 2009

•	Repurchased 26.9 million shares for $1,276.2 million
          “As we look to the future, we are well-positioned to take advantage of growth opportunities. Our unique value proposition and innovative approach to management of the pharmacy benefit ensures that we will continue to lower overall costs and improve healthcare outcomes for plan sponsors and patients, and deliver superior returns to stockholders,” said Paz.
2011 Guidance
          The Company reaffirms its previously provided 2011 adjusted earnings per diluted share guidance in the range of $3.15 to $3.25. Adjusted earnings per share excludes items as detailed in Table 5.

About Express Scripts
          Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.
SAFE HARBOR STATEMENT
          This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-K filed with the SEC on February 16, 2011. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
          We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share data)	2010	2009	2010	2009

Revenues(1)	$11,294.2	$8,197.0	$44,973.2	$24,722.3
Cost of revenues (1)	10,520.8	7,509.3	42,015.0	22,298.3

Gross profit	773.4	687.7	2,958.2	2,424.0
Selling, general and administrative	215.5	284.1	887.3	926.5

Operating income	557.9	403.6	2,070.9	1,497.5

Other (expense) income:
Interest income	0.5	1.2	4.9	5.3
Interest expense	(40.1)	(51.7)	(167.1)	(194.4)

	(39.6)	(50.5)	(162.2)	(189.1)

Income before income taxes	518.3	353.1	1,908.7	1,308.4
Provision for income taxes	188.7	130.0	704.1	481.8

Net income from continuing operations	329.6	223.1	1,204.6	826.6
Net income (loss) from discontinued operations, net of tax	—	0.2	(23.4)	1.0

Net income	$329.6	$223.3	$1,181.2	$827.6

Weighted average number of common shares outstanding during the period:
Basic	527.5	549.8	538.5	527.0
Diluted	532.9	556.2	544.0	532.2

Basic earnings (loss) per share:
Continuing operations	$0.62	$0.41	$2.24	$1.57
Discontinued operations	—	—	(0.04)	—
Net earnings	0.62	0.41	2.19	1.57

Diluted earnings (loss) per share:
Continuing operations	$0.62	$0.40	$2.21	$1.55
Discontinued operations	—	—	(0.04)	—
Net earnings	0.62	0.40	2.17	1.56

(1)	Includes retail pharmacy co-payments of $1,493.0 million and $879.9 million for the three months ended December 31, 2010 and 2009, respectively and $6,181.4 million and $3,132.1 million for the years ended December 31, 2010 and 2009, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in millions, except share data)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$523.7	$1,070.4
Restricted cash and investments	16.3	9.1
Receivables, net	1,720.9	2,516.4
Inventories	382.4	313.0
Deferred taxes	86.0	135.0
Prepaid expenses	177.6	90.7
Other current assets	34.4	3.5
Current assets of discontinued operations	—	5.4

Total current assets	2,941.3	4,143.5
Property and equipment, net	372.7	347.1
Goodwill	5,486.2	5,497.1
Other intangible assets, net	1,725.0	1,880.8
Other assets	32.6	31.7
Noncurrent assets of discontinued operations	—	31.0

Total assets	$10,557.8	$11,931.2

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$2,666.5	$2,850.7
Accounts payable	656.7	706.4
Accrued expenses	593.9	549.2
Current maturities of long-term debt	0.1	1,340.1
Current liabilities of discontinued operations	—	10.4

Total current liabilities	3,917.2	5,456.8
Long-term debt	2,493.7	2,492.5
Other liabilities	540.3	430.1

Total liabilities	6,951.2	8,379.4

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,231,000 and 345,279,000, respectively; shares outstanding: 528,069,000 and 275,007,000, respectively	6.9	3.5
Additional paid-in capital	2,354.4	2,260.0
Accumulated other comprehensive income	19.8	14.1
Retained earnings	5,369.8	4,188.6

	7,750.9	6,466.2

Common stock in treasury at cost, 162,162,000 and 70,272,000 shares, respectively	(4,144.3)	(2,914.4)

Total stockholders’ equity	3,606.6	3,551.8

Total liabilities and stockholders’ equity	$10,557.8	$11,931.2

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Year Ended
	December 31,
(in millions)	2010	2009

Cash flows from operating activities:
Net income	$1,181.2	$827.6
Net loss (income) from discontinued operations, net of tax	23.4	(1.0)

Net income from continuing operations	1,204.6	826.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244.7	106.7
Deferred income taxes	110.4	51.5
Employee stock-based compensation expense	49.7	44.6
Bad debt expense	5.2	24.1
Deferred financing fees	5.1	66.3
Other, net	9.4	3.3
Changes in operating assets and liabilities, net of changes resulting from acquisitions:

Receivables	793.0	(506.0)
Inventories	(70.2)	(58.1)
Other current and noncurrent assets	(90.0)	(68.6)
Claims and rebates payable	(186.7)	995.4
Other current and noncurrent liabilities	29.9	266.2

Net cash provided by operating activities — continuing operations	2,105.1	1,752.0
Net cash provided by operating activities — discontinued operations	12.3	19.5

Net cash flows provided by operating activities	2,117.4	1,771.5

Cash flows from investing activities:
Purchases of property and equipment	(119.9)	(147.5)
Purchase of short-term investments	(38.0)	(1,201.4)
Cash received from short-term investment	8.6	6.4
Proceeds from the sale of business	2.5	—
Acquisitions, net of cash acquired	—	(4,672.6)
Sale of short-term investments	—	1,198.9
Other	1.7	(4.3)

Net cash used in investing activities — continuing operations	(145.1)	(4,820.5)
Net cash used in investing activities — discontinued operations	(0.8)	(1.9)

Net cash used in investing activities	(145.9)	(4,822.4)

Cash flows from financing activities:
Repayment of long-term debt	(1,340.1)	(420.1)
Treasury stock acquired	(1,276.2)	—
Tax benefit relating to employee stock-based compensation	58.9	13.4
Net proceeds from employee stock plans	35.3	12.5
Deferred financing fees	(3.9)	(79.5)
Proceeds on long-term debt, net of discounts	—	2,491.6
Net proceeds from stock issuance	—	1,569.1
Other	3.0	—

Net cash (used in) provided by financing activities	(2,523.0)	3,587.0

Effect of foreign currency translation adjustment	4.8	3.6

Net (decrease) increase in cash and cash equivalents	(546.7)	539.7
Cash and cash equivalents at beginning of year	1,070.4	530.7

Cash and cash equivalents at end of year	$523.7	$1,070.4

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Claims Volume
Network	153.1	120.2	602.0	404.3
Home Delivery & Specialty (1)	13.6	12.2	54.1	45.0

Total claims	166.7	132.4	656.1	449.3

Total adjusted claims(2)	191.3	154.6	753.9	530.6

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$9.5	$114.0	$9.5
Cost of revenues depreciation	11.8	6.9	40.0	23.8
Selling, general and administrative depreciation	13.3	10.4	50.0	38.7
Selling, general and administrative amortization	10.2	9.0	40.7	34.7

Total D&A	$63.8	$35.8	$244.7	$106.7

Generic Fill Rate
Network	73.9%	70.4%	72.7%	69.6%
Home Delivery	60.9%	58.3%	60.2%	57.7%
Overall	72.7%	69.1%	71.6%	68.3%
Note: See Appendix for footnotes.

Table 2
Calculation of Adjusted Gross Profit and SG&A
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Gross profit, as reported	$773.4	$687.7	$2,958.2	$2,424.0
Amortization of NextRx-related intangible assets (3)	28.5	9.5	114.0	9.5
Non-recurring integration-related costs (4)	31.8	7.5	94.5	7.5
Non-recurring benefit related to client contract amendment (5)	—	—	(30.0)	—

Adjusted gross profit	$833.7	$704.7	$3,136.7	$2,441.0

Selling, general and administrative expenses, as reported	$215.5	$284.1	$887.3	$926.5
Amortization of legacy intangible assets (6)	8.5	8.5	34.2	34.2
Amortization of NextRx-related intangible assets (3)	1.7	0.5	6.5	0.5
Non-recurring integration-related costs (4)	5.4	—	28.1	—
Non-recurring transaction-related costs (7)	—	39.8	—	61.1
Non-recurring benefit related to insurance recovery (8)	—	—	—	(15.0)
Non-recurring legal settlement(9)	—	—	—	35.0

Adjusted selling, general and administrative expenses	$199.9	$235.3	$818.5	$810.7

Note: See Appendix for footnotes.
The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(10) from continuing operations. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income from continuing operations, as reported	$329.6	$223.1	$1,204.6	$826.6
Provision for income taxes	188.7	130.0	704.1	481.8
Depreciation and amortization	63.8	35.8	244.7	106.7
Interest expense, net	39.6	50.5	162.2	189.1

EBITDA from continuing operations, as reported	621.7	439.4	2,315.6	1,604.2
Non-recurring integration-related costs (4)	37.2	7.5	122.6	7.5
Non-recurring benefit related to client contract amendment (5)	—	—	(30.0)	—
Non-recurring transaction-related costs (7)	—	39.8	—	61.1
Non-recurring benefit related to insurance recovery (8)	—	—	—	(15.0)
Non-recurring legal settlement(9)	—	—	—	35.0

Adjusted EBITDA from continuing operations	$658.9	$486.7	$2,408.2	$1,692.8

Total adjusted claims	191.3	154.6	753.9	530.6

Adjusted EBITDA per adjusted claim	$3.44	$3.15	$3.19	$3.19
Note: See Appendix for footnotes.
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 4
Calculation of Adjusted EPS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(per diluted share)
EPS from continuing operations, as reported	$0.62	$0.40	$2.21	$1.55

Non-recurring items:
Integration-related costs (4)	0.04	0.01	0.14	0.01
Benefit related to client contract amendment (5)	—	—	(0.03)	—
Transaction-related costs (7)	—	0.05	—	0.08
Benefit related to insurance recovery (8)	—	—	—	(0.02)
Legal settlement (9)	—	—	—	0.04
Termination of bridge financing (11)	—	0.01	—	0.08

Amortization of:
Legacy intangible assets (6)	0.01	0.01	0.04	0.04

NextRx-related intangible assets (3)	0.04	0.01	0.14	0.01

EPS from continuing operations, adjusted	$0.71	$0.49	$2.50	$1.79

EPS from discontinued operations, as reported	$—	$—	$(0.04)	$—

Non-recurring items:
Impairment and other charges (12)	—	—	0.04	—

EPS from discontinued operations, adjusted	$—	$—	$—	$—

Total EPS, adjusted	$0.71	$0.49	$2.50	$1.79

Note: See Appendix for footnotes.
The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

Table 5
2011 Guidance Information

	Estimated
	Year Ended
	December 31, 2011
	(per diluted share)

Reaffirmed adjusted EPS guidance	$3.15	to	$3.25

GAAP items not included in guidance:

Amortization of legacy intangible assets (13)	0.04		0.04

Amortization of NextRx-related intangible assets (14)	0.15		0.15

Non-recurring charges related to the NextRx integration (15)	To be determined
Note: See Appendix for footnotes.

Appendix
Footnotes

(1)	These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than retail claims.

(3)	Amortization of NextRx-related intangible assets include amounts in both revenues and selling, general and administrative expense. Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($18.1 million net of tax) and $9.5 million ($6.0 million net of tax) is included as a reduction to revenue for the three months ended December 31, 2010 and 2009, respectively. Intangible amortization of $114.0 million ($71.9 million net of tax) and $9.5 million ($6.0 million net of tax) is included as a reduction to revenue in the years ended December 31, 2010 and 2009, respectively.

In addition, intangible amortization of $1.7 million ($1.1 million net of tax) and $0.5 million ($0.3 million net of tax) is included in selling, general and administrative expense in the three months ended December 31, 2010 and 2009, respectively. Intangible amortization of $6.5 million ($4.1 million net of tax) and $0.5 million ($0.3 million net of tax) is included in selling, general and administrative expense in the years ended December 31, 2010 and 2009, respectively.

(4)	Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $31.8 million ($20.2 million net of tax) and $7.5 million ($4.7 million net of tax) is included in cost of revenues for the three months ended December 31, 2010 and 2009, respectively. Integration-related costs of $94.5 million ($59.6 million net of tax) and $7.5 million ($4.7 million net of tax) is included in cost of revenues for the years ended December 31, 2010 and 2009, respectively.

Additionally, the Company incurred integration-related costs of $5.4 million ($3.4 million net of tax) and $28.1 million ($17.7 million net of tax) included in selling, general and administrative expense in the three months and year ended December 31, 2010, respectively.

(5)	A non-recurring benefit relating to an amendment of a client contract of $30.0 million ($18.9 million net of tax) is included as an increase to revenue for the year ended December 31, 2010. This amount was originally accrued in the NextRx opening balance sheet and, in accordance with business combination accounting guidance, the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(6)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.5 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended December 31, 2010 and 2009, respectively. Intangible amortization of $34.2 million ($21.6 million net of tax) is included in selling, general and administrative expense for the years ended December 31, 2010 and 2009, respectively.

(7)	Transaction-related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $39.8 million ($25.1 million net of tax) and $61.1 million ($38.6 million net of tax), included in selling, general and administrative expense for the three months and year ended December 31, 2009, respectively.

(8)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the year ended December 31, 2009.

(9)	Non-recurring charge related to a legal settlement of $35.0 million ($22.1 million net of tax) in Q3 2009, included in selling, general and administrative expense in the year ended December 31, 2009.

(10)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(11)	Financing costs include bridge loan fees of $10.0 million ($6.3 million net of tax) incurred in Q4 2009 and included in interest expense for the three months ended December 31, 2009. Bridge loan fees of $68.4 million ($43.2 million net of tax) is included in interest expense in the year ended December 31, 2009. These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(12)	The Company recorded charges of $36.5 million ($23.0 million net of tax) during the year ended December 31, 2010, the majority of which reflects one-time costs associated with discontinued operations, including goodwill and asset impairment, subsequent write-down of assets to fair market value and the loss on sale of the Phoenix Marketing Group (“PMG”) business during the year. $23.0 million is included in “Net (loss) income from discontinued operations, net of tax” on the income statement for the year ended December 31, 2010, related to these charges.

(13)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of approximately $34.2 million will be included in selling, general and administrative expense in 2011.

(14)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangible amortization of approximately $114.0 million will be included as a reduction to revenue in 2011. Intangible amortization of $6.5 million will be included in selling, general and administrative expense in 2011.

(15)	Any non-recurring charges related to the NextRx integration are excluded from adjusted EPS guidance. Total charges of $122.6 million ($77.4 million net of tax) were incurred in 2010. Total charges incurred in 2010 and 2011 will be in a range of $120.0 million to $150.0 million.